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                                CODE OF BY-LAWS
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                                      OF
                                      --

                             PPC ACQUISITION CORP.
                             ---------------------

                                   ARTICLE I
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                                IDENTIFICATION
                                --------------

     SECTION 1.1. NAME. The name of the corporation is PPC Acquisition Corp.
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("the Corporation").

     SECTION 1.2. SEAL. The Board of Directors may, but is not required to,
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adopt a seal of the Corporation and change that seal from time to time.

     SECTION 1.3. FISCAL YEAR. The fiscal year of the Corporation will begin as
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of the opening of business on January 1 of each year and will end as of the close of business on December 31 of that year.

                                  ARTICLE II
                                  ----------

                                 SHAREHOLDERS
                                 ------------

     SECTION 2.1. PLACE OF MEETING. All meetings of shareholders of the
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Corporation ("Shareholders") will be held at such place, within or outside of the State of Delaware, as may be determined by the President or the Board of Directors of the Corporation ("the Board of Directors") and specified in the notices or waivers of notice of such meetings or proxies to represent shareholder at such meetings.

     SECTION 2.2. ANNUAL MEETINGS. Unless the Board of Directors otherwise
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establishes from time to time and provides proper notice thereof, the annual meeting of Shareholders will be held on the third Thursday in March of each year, if such day is not a legal holiday, or if a legal holiday, then on the next succeeding business day which is not a legal holiday. Any or all Shareholders may participate in an annual meeting of Shareholders by, or through the use of, any means of communication by which all Shareholders participating simultaneously can hear each other during the meeting. A Shareholder participating in a meeting by such means is deemed to be present in person at the meeting.

     SECTION 2.3. SPECIAL MEETINGS. The Corporation will hold a special meeting
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of Shareholders: (i) on the call of the Board of Directors or the President, or
(ii) if the holders of at least twenty-five percent (25%) of all of the votes entitled to be cast on any issued proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the
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meeting notice required by Section 2.5 of this Code of By-Laws may be conducted at a special Shareholders' meeting. Any or all Shareholders may participate in a special meeting of shareholders by, or through the use of, any means of communication by which all Shareholders participating simultaneously can hear each other during the meeting. A shareholder participating in a meeting by such means is deemed to be present in person at the meeting.

     SECTION 2.4. RECORD DATE. The record date to determine shareholders
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entitled to notice of a meeting of Shareholders, to demand a special meeting of
Shareholders, to vote or to take any other action shall be ten (10) days before any such meeting or action requiring a determination of Shareholders or, at the election of the Board of Directors, such other date not exceeding seventy (70) days before such meeting or action as shall be fixed by the Board of Directors.

     SECTION 2.5. NOTICE OF MEETINGS. At least ten (10) and no more than sixty
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(60) days before the date of a meeting, the Secretary of the Corporation will mail or deliver a written or printed notice (stating the place, day and hour of a meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called) to each Shareholder of record of the Corporation entitled to vote at the meeting, at the address of that Shareholder which appears on the records of the Corporation. Notice of any Shareholders' meeting may be waived in writing by any Shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.

     SECTION 2.6. VOTING AT MEETINGS.
     -----------  ------------------

          (a) VOTING RIGHTS. Every Shareholder will have the right at all
              -------------
     meetings of the Shareholders to one (1) vote for each share standing in his or her name on the books of the Corporation.

          (b) PROXIES. A Shareholder is entitled to vote either in person or by
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     proxy, executed in writing by such Shareholder or by his or her duly authorized attorney-in-fact and delivered to the Secretary of the meeting. No proxy will be valid longer than eleven (11) months from the date of its execution unless a longer time is expressly provided in that proxy.

          (c) QUORUM AND ADJOURNMENTS. At all meetings of Shareholders, a
              -----------------------
     majority of the issued and outstanding shares entitled to vote at that meeting, represented in person or by proxy, will constitute a quorum. Any meeting of Shareholders, including both annual and special meetings and any adjournments thereof, may be adjourned to a later date without notice other than announcement at the meeting even though less than a quorum is present; however, if the Board of Directors establishes a new record date, which it must do if a meeting is adjourned to a date more than one hundred twenty
     (120) days after the date fixed for

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     the original meeting, notice of the adjourned meeting must be given to persons who are Shareholders as of the record date.

     SECTION 2.7. LIST OF SHAREHOLDERS. At least five (5) days before each
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meeting of Shareholders, the Secretary will prepare or cause to be prepared a complete list of the Shareholders of the Corporation entitled to vote at that meeting arranged in alphabetical order with the address and number of shares entitled to vote held by each. That list will be on file in the principal office of the Corporation (or at such other place as is specified in the meeting notice) throughout that five (5)-day period and at the meeting and will be subject to inspection by any record Shareholder. The original or duplicate stock register or transfer book will be the only evidence as to the persons who are entitled as shareholders to examine those lists, the stock ledger or transfer book, or to vote at such meeting.

     SECTION 2.8. ACTION BY WRITTEN CONSENT.
     -----------  --------------------------

          (a) Action required or permitted by this article to be taken at an annual or special Shareholders' meeting may be taken without a meeting if the action is taken by all the Shareholders entitled to vote on the action. The action must be evidenced by a written consent (which may be executed in counterparts) describing the action taken, signed by all the Shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

          (b) Action taken under this section is effective when the last Shareholder signs the consent unless the consent specifies a different prior or subsequent date, in which case the action will be effective as of the date specified in the consent.

                                  ARTICLE III
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                                   DIRECTORS
                                   ---------

     SECTION 3.1. NUMBER AND TERM OF OFFICE. The Board of Directors will consist
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of not less than one (1) nor more than five (5) members. The exact number of members of the Board of Directors will be as specified from time to time by resolution of the Shareholders. If not otherwise specified, there will be three
(3) members of the Board of Directors. Each Director will be elected by the Shareholders at their annual meeting and will hold office until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified.

     SECTION 3.2. QUALIFICATIONS. Directors need not be Shareholders nor
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residents of the State of Delaware.

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     SECTION 3.3. REMOVAL OF DIRECTORS AND FILLING OF VACANCIES.
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          (a) The Shareholders may remove any Director, with or without cause, and elect a successor at any meeting of Shareholders called expressly for that purpose.

          (b) If a vacancy occurs on the Board of Directors, other than by reason of the removal of a Director from office by the Shareholders, the remaining Directors, if any, may fill the vacancy, or, if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. If no Directors remain, any vacancy may be filled only by vote of the Shareholders at any annual or special meeting thereof.

          (c) Each successor Director will serve until the next annual meeting of the Shareholders or until his or her successor is duly elected and qualified.

     SECTION 3.4. REGULAR MEETINGS. Regular meetings of the Board of Directors
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may be held in or outside of Delaware without notice of the date, time, place, or purpose of the meeting.

     SECTION 3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors
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may be held in or outside of Delaware and must be preceded by at least one (1)
day's notice of the date, time and place of the meeting. The notice does not need to describe the purpose of the special meeting.

     SECTION 3.6. WAIVER OF NOTICE.
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          (a) A Director may waive any notice required by the Article of
     Incorporation of the Corporation, this Code of By-laws or (to the extent permitted by the Delaware General Corporation Law, as it shall be amended from time to time (the "DGCL")) the DGCL before or after the date and time stated in the notice. Except as' otherwise provided in subsection (b), the waiver must be in writing, signed by the Director entitled to the notice and filed with the minutes or corporate records of the Corporation.

          (b) A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director, at the beginning of the meeting (or promptly upon the Director's arrival), objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     SECTION 3.7. QUORUM. A quorum of the Board of Directors consists of the
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greater of (i) a majority of the number of Directors in office immediately before the meeting begins or (ii) one-third (1/3) of the number of Directors set forth in Section 3.1 of this Code of By-Laws.

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     SECTION 3.8.  METHOD OF PARTICIPATION. The Board of Directors may permit
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any or all Directors to participate in any regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating simultaneously can hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

     SECTION 3.9.  WRITTEN CONSENTS.
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          (a) Action required or permitted to be taken at a Board of Directors'
     meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken.

          (b) Action taken under this section is effective when the last Director signs the consent unless the consent specifies a different prior or subsequent effective date, in which case the action will be effective as of the date specified.

     SECTION 3.10. COMMITTEES.
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          (a) The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one (1) or more members who serve at the pleasure of the Board of Directors.

          (b) The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the Directors in office when the action is taken and (ii) the number of Directors required for a quorum.

          (c) Sections 3.4 through 3.9 of this Code of By-Laws, which govern certain actions of the Board of Directors, apply to committees and their members as well.

          (d) Each committee may exercise such authority as is granted to it by the Board of Directors to the extent not inconsistent with the DGCL.

                                  ARTICLE IV
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                                   OFFICERS
                                   --------

     SECTION 4.1.  NUMBER OF OFFICERS. The officers of the Corporation will
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consist of a President, a Secretary, a Treasurer, and such additional officers or assistant officers as the Board of Directors from time to time elect. Any two
(2) or more offices may simultaneously be held by the same person.

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     Section 4.2. ELECTION AND TERMS. Each officer will be elected by the Board
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of Directors and will hold office at its pleasure. Any officer may be removed at any time, with or without cause, by vote of a majority of the whole Board of Directors, but that removal will be without prejudice to the contract rights, if any, of the person removed; provided, however, that election as an officer will not of itself create contract rights.

     SECTION 4.3. PRESIDENT. The President will be the chief executive officer
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of the Corporation; will preside at all meetings of shareholders and of the
Board of Directors; will have general and active supervision, control and management of the affairs and business of the Corporation, subject to the orders and resolutions of the Board of Directors; will have general supervision and direction of all officers, agents and employees of the Corporation; will see that all orders and resolutions of the Board of Directors are carried into effect, and, in general, will exercise such powers and perform such duties incident to such office and such other powers and duties as may from time to time be assigned to him or her by the Board of Directors. The President will have full authority to execute proxies in behalf of the Corporation, to vote shares owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals as agents of the Corporation, all subject to the provisions of the DGCL, the Articles of Incorporation of the Corporation and this Code of By-Laws.

     SECTION 4.4. VICE PRESIDENTS. Each Vice President, if any, will assist the
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President and will perform such duties as may be assigned to him or her by the
Board of Directors or the President. Unless otherwise provided by the Board of Directors, in the absence or disability of the President, the Vice President (or, if more than one, the Vice President first named as such by the Board of Directors at its most recent meeting at which Vice Presidents were elected) will execute the powers and perform the duties of the President.

     SECTION 4.5. SECRETARY. The Secretary will attend all meetings of the Board
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of Directors and of the Shareholders and will act as secretary of those meetings, will give or cause to be given all notices provided for in this Code of By-Laws or required by law; will record all votes and prepare minutes of all proceedings of the meetings of shareholders and the Board of Directors in a book or books to be kept for that purpose; will be the custodian of the records and the seal (if any) of the Corporation; will authenticate records of the Corporation; will affix the seal of the Corporation, if any, to all documents, the execution of which under seal is customary or is required by law or is authorized in accordance with these By-Laws; will have charge of the share certificate books of the Corporation, and will keep or cause to be kept such books, share transfer books and share ledgers, and, in general, will exercise such powers and perform such duties as may be from time to time assigned to him or her by the Board of Directors or by the President.

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     SECTION 4.6. TREASURER. The Treasurer will keep correct and complete
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records of account showing accurately at all times the financial condition of the Corporation; will be the custodian of the corporate funds and securities; will immediately deposit, in the name and to the credit of the Corporation, all moneys and other valuable effects of the Corporation in such depositories as may be designated by the Board of Directors; will disburse the funds of the Corporation as may be ordered by the Board of Directors or by the President, and, in general, will exercise such powers and perform such duties customarily incident to that office and such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or the President.

     SECTION 4.7. ASSISTANT SECRETARIES. Each Assistant Secretary, if any, will
     -----------  ---------------------
assist the Secretary in the performance of his or her duties. Any Assistant Secretary will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. Each Assistant Secretary will exercise such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors, the President or the Secretary.

     SECTION 4.8. ASSISTANT TREASURERS. Each Assistant Treasurer, if any, will
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assist the Treasurer in the performance of his or her duties. Any Assistant
Treasurer will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. Each Assistant Treasurer will exercise such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors, the President or the Treasurer.

     SECTION 4.9. DELEGATION OF AUTHORITY. In case of the absence of any officer
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of the Corporation, or for any reason the Board of Directors may deem sufficient, a majority of the entire Board of Directors may transfer or delegate the powers or duties of any officer to any other officer or officers for such length of time as the Board of Directors will determine.

                                   ARTICLE V
                                   ---------

                                    SHARES
                                    ------

     SECTION 5.1. CERTIFICATES. Certificates for shares of the Corporation will
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be in such form as is approved by the Board of Directors. Share certificates will state the name of the Corporation and that the Corporation is organized under Delaware law; the name of the person to whom issued, and the number and class of shares and the designation of series, if any, the certificate represents. Each certificate will be signed by the President or a Vice President of the Corporation and the Secretary or an Assistant Secretary of the Corporation.

     SECTION 5.2. TRANSFER OF SHARES. Except as otherwise provided by law,
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transfers of shares of the Corporation, whether partially paid or fully paid, will be made only on the books of the Corporation by the owner thereof in person or by duly authorized attorney, on payment of all taxes thereon, if any, and surrender for cancellation of the certificate or certificates for those shares (except as otherwise provided in Section 5.3 of this Code of By-Laws) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer, and delivered to the Secretary or an Assistant Secretary. All share transfers will be made in accordance with the relevant provisions of Delaware law.

     SECTION 5.3. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any
     -----------  ------------------------------------------
of the shares of the Corporation will immediately notify the Corporation of any loss, destruction or mutilation of the certificate for those shares, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of shares, upon the surrender of the mutilated certificate, or, in case of loss or destruction, upon satisfactory proof of loss or destruction. The Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as the Board of Directors may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or new certificates, except upon the order of a court having jurisdiction in such matters.

                                  ARTICLE VI
                                  ----------

                                CORPORATE BOOKS
                                ---------------

     Except as otherwise provided by the laws of the State of Delaware, by the Articles of Incorporation of the Corporation or by this Code of By-Laws, the books and records of the Corporation may be kept at such place or places, in or outside of the State of Delaware, as the Board of Directors may from time to time by resolution determine.

                                  ARTICLE VII
                                  -----------

                           EXECUTION OF INSTRUMENTS
                           ------------------------

     SECTION 7.1. CHECKS, DRAFTS, ETC. All checks, drafts, bills of exchange or
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other orders for the payment of money, obligations, notes or other evidences of indebtedness of the Corporation will be signed or endorsed by such officer or officers, employee or employees of the Corporation as will from time to time be designated by the Board of Directors.

                                      -8-
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     SECTION 7.2. CONTRACTS. All contracts, agreements, deeds, conveyances,
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mortgages and similar instruments authorized by the Board of Directors will be signed, unless otherwise directed by the Board of Directors or required by law, by the President or a Vice President of the Corporation and may be attested by the Secretary or an Assistant Secretary of the Corporation.

                                 ARTICLE VIII
                                 ------------

                         AMENDMENTS TO CODE OF BY-LAWS
                         -----------------------------

     This Code of By-Laws may be altered, amended or repealed from time to time only by the Board of Directors at any regular or special meeting.

                                  ARTICLE IX
                                  ----------

                     THE DELAWARE GENERAL CORPORATION LAW
                     ------------------------------------

     The provisions of the DGCL, as it is amended from time to time, applicable to any of the matters not specifically covered by this Code of By-Laws are hereby incorporated by reference in and made a part of this Code of By-Laws.

                                                           Adopted: June 8, 1995

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